     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2000

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/ A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 15, 2000

                                   iTURF INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

   DELAWARE                           0-25347                    13-3963754
(STATE OR OTHER                (COMMISSION FILE NO.)            (IRS EMPLOYER
JURISDICTION OF                                                IDENTIFICATION
INCORPORATION)                                                     NUMBER)

435 HUDSON STREET
NEW YORK, NEW YORK                                                 10014
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)                       (ZIP CODE)

                                 (212) 742-1640
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

This Current Report on Form 8-K/A amends and completes the Registrant's Current Report on Form 8-K filed on February 25, 2000.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

               Financial Statements of theSpark.com, Inc.

               (i)   Independent Auditors' Report

               (ii)  Balance Sheet as of October 31, 1999

               (iii) Statement of Operations for the period from March 29, 1999
                     (date of inception) to October 31, 1999

               (iv) Statement of Stockholders' Equity for the period from March 29, 1999 (date of inception) to October 31, 1999

               (v) Statement of Cash Flows for the period from March 29, 1999 (date of inception) to October 31, 1999

               (vi)  Notes to Financial Statements

          (b)  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

               (i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 30, 1999

               (ii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the thirty-nine weeks ended October 30, 1999

               (iii) Notes to Unaudited Pro Forma Condensed Consolidated
                     Financial Information

          (c)  EXHIBITS

               Exhibit 2.1* Agreement and Plan of Merger dated February 4, 2000, by and among iTurf Inc., iTurf Caveman Acquisition Corporation, theSpark.com, Inc. ("Spark"), and the stockholders of Spark (the "Merger Agreement")

               Exhibit 23.1  Consent of Independent Auditors

------------
*  Previously filed.

                                                              THESPARK.COM, INC.

                                                            FINANCIAL STATEMENTS
                                              FOR THE PERIOD FROM MARCH 29, 1999
                                         (DATE OF INCEPTION) TO OCTOBER 31, 1999

INDEPENDENT AUDITORS' REPORT                        3

FINANCIAL STATEMENTS:

   Balance sheet                                    4

   Statement of operations                          5

   Statement of stockholders' deficit               6

   Statement of cash flows                          7

   Notes to financial statements                 8-14

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
theSpark.com, Inc.
Cambridge, Massachusetts

We have audited the accompanying balance sheet of theSpark.com, Inc. as of October 31, 1999 and the related statements of operations, stockholders' deficit and cash flows for the period from March 29, 1999 (date of inception) to October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of theSpark.com, Inc. as of October 31, 1999 and the results of its operations and its cash flows for the period from March 29, 1999 (date of inception) to October 31, 1999 in conformity with generally accepted accounting principles.

Boston, Massachusetts
January 7, 2000, except as to
  Note 6 which is as of
  February 15, 2000


--------------------------------------------------------------------------------
OCTOBER 31,                                                             1999

--------------------------------------------------------------------------------

ASSETS

CURRENT:
   Cash                                                          $    52,810
   Accounts receivable                                               103,618
   Prepaid expenses                                                    1,963
--------------------------------------------------------------------------------

     Total current assets                                            158,391

--------------------------------------------------------------------------------


PROPERTY AND EQUIPMENT:

   Furniture and fixtures                                              1,594
   Computer equipment under capital leases                            18,373

--------------------------------------------------------------------------------

                                                                      19,967

   Less accumulated depreciation and amortization                      4,365

--------------------------------------------------------------------------------

     Net property and equipment                                       15,602

--------------------------------------------------------------------------------

DEPOSITS                                                               2,078

--------------------------------------------------------------------------------

                                                                 $   176,071

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                              THESPARK.COM, INC.
                                                                   BALANCE SHEET


OCTOBER 31,                                                                 1999
--------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

   Accounts payable, trade                                             $  10,815
   Accrued compensation                                                   20,553
   Accrued accounting fees                                                20,000
   Other accrued expenses                                                 29,560
   Loan payable - stockholder (Note 3)                                    25,000
   Current maturities of capital lease obligation (Note 4)                 8,018
--------------------------------------------------------------------------------


     Total current liabilities                                           113,946

CAPITAL LEASE OBLIGATION, less current maturities (Note 4)                 9,158
--------------------------------------------------------------------------------

     Total liabilities                                                   123,104

--------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 4, 5 and 6)

SERIES A PREFERRED STOCK, AT STATED VALUE, 20,834 SHARES AUTHORIZED;
  10,417 SHARES ISSUED AND OUTSTANDING (Note 5)                          250,000

STOCKHOLDERS' DEFICIT (Note 5):

   Common stock, $.01 par value, 200,000 shares authorized;
     83,334 shares issued and outstanding                                    834
   Additional paid-in capital                                            131,912
   Accumulated deficit                                                  (329,779)
--------------------------------------------------------------------------------

     Total stockholders' deficit                                        (197,033)

--------------------------------------------------------------------------------
                                                                       $ 176,071

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                              THESPARK.COM, INC.
                                                         STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MARCH 29, 1999
(DATE OF INCEPTION) TO OCTOBER 31, 1999

--------------------------------------------------------------------------------

REVENUES                                                              $ 139,475
--------------------------------------------------------------------------------

OPERATING EXPENSES:

   General and administrative                                           184,358
   Contract labor                                                       158,633
   Legal fees                                                            55,362
   Web design                                                            36,000
   Depreciation expense                                                   4,365
--------------------------------------------------------------------------------

     Total operating expenses                                           438,718

--------------------------------------------------------------------------------

OPERATING LOSS                                                         (299,243)

INTEREST EXPENSE                                                          2,177

--------------------------------------------------------------------------------

NET LOSS                                                              $(301,420)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                              THESPARK.COM, INC.
                                              STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                        (NOTE 5)


-----------------------------------------------------------------------------------------------------------------------
FOR THE PERIOD FROM MARCH 29, 1999                    COMMON STOCK       Additional                           Total
                                                   -------------------     Paid-in        Accumulated     Stockholders'
(DATE OF INCEPTION) TO OCTOBER 31, 1999            Shares      Amount      Capital          Deficit          Deficit
-----------------------------------------------------------------------------------------------------------------------

ISSUANCE OF COMMON STOCK TO
  FOUNDERS                                         104,167     $ 1,042     $ 107,292        $       -       $  108,334

DEEMED DIVIDEND ON PREFERRED STOCK (Note 5)              -           -        24,579          (24,579)               -

PURCHASE AND RETIREMENT TREASURY STOCK             (20,833)       (208)           41                              (167)

PREFERRED STOCK CASH DIVIDENDS AT 8%                     -           -             -           (3,780)          (3,780)

NET LOSS                                                 -           -             -         (301,420)        (301,420)
-----------------------------------------------------------------------------------------------------------------------

BALANCE, October 31, 1999                           83,334     $   834     $ 131,912        $(329,779)      $ (197,033)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------


                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                              THESPARK.COM, INC.
                                                         STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MARCH 29, 1999
(DATE OF INCEPTION) TO OCTOBER 31, 1999


------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                                                     $(301,420)
   Adjustments to reconcile net loss to net cash used for operating activities:

     Depreciation and amortization                                                  4,365
     Consulting services rendered in exchange for common stock                     64,834
     Changes in operating assets and liabilities:
       Accounts receivable                                                       (103,618)
       Prepaid expenses                                                            (1,963)
       Accounts payable and accrued expenses                                       77,148
       Deposits                                                                    (2,078)
------------------------------------------------------------------------------------------

         Net cash used for operating activities                                  (262,732)
------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                            (1,594)

------------------------------------------------------------------------------------------

         Net cash used for investing activities                                    (1,594)
------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from stockholder loan                                                  25,000
   Proceeds from issuance of common stock                                          43,500
   Proceeds from issuance of preferred stock and warrants                         250,000
   Purchase of treasury stock                                                        (167)
   Principal payments on capital lease obligation                                  (1,197)
------------------------------------------------------------------------------------------

         Net cash provided by financing activities                                317,136
------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                               52,810

CASH, beginning of period                                                               -

------------------------------------------------------------------------------------------

CASH, end of period                                                             $  52,810
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for:
     Interest                                                                   $   2,177


   Non-cash investing and financing activities:
     During the period ended October 31, 1999, the Company purchased $18,373 of computer equipment through a capital lease transaction. Additionally, the Company accrued dividends of $3,780 during the period ended October 31, 1999. The Company also issued 62,340 shares of common stock in exchange for consulting services of $64,834.

                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

1.   ORGANIZATION AND OPERATIONS

     TheSpark.Com, Inc. (the "Company") was incorporated in Massachusetts on March 29, 1999. The Company is an Internet based provider of entertaining content, interactive features, and academic study guides for students and young adults.

     The Company is in its early stage of development, and as such, success of future operations is subject to a number of risks. Principal among these risks are the Company's limited operating history, history of losses, no assurance of successful operations, competition from substitute services or larger companies and dependence on key personnel. The Company has incurred a net loss of $301,420 for the period from March 29, 1999 (date of inception) to October 31, 1999 and has been primarily engaged in product development. Through October 31, 1999, the Company has funded its operating losses primarily through the private placement of equity securities and a loan payable from a stockholder. The Company has recently been acquired by a larger corporation which has agreed to finance the Company's operations at least through February 15, 2000 (see Note 6).

2.   SUMMARY OF ACCOUNTING POLICIES

     FISCAL YEAR

     The Company has a December 31 fiscal year end. The accompanying financial statements were prepared for the interim period ended October 31, 1999.

     REVENUE RECOGNITION

     The Company recognizes revenue from various advertisements displayed on its website and newsletters in the period earned.

     ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the assets' estimated useful lives of 2 to 5 years.

     STOCK BASED COMPENSATION

     The Company accounts for its stock-based employee compensation agreements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of Statement of inancial Accounting Standards No. 123, "Accounting for Stock Based Compensation."

     INCOME TAXES

     The Company elected to be taxed under subchapter S of the Internal Revenue Code whereby the stockholders are liable for individual Federal income taxes on their respective shares of the Company's income. As of August 23, 1999, the Company issued a second class of stock (see Note 5) and ceased to be treated as a subchapter S taxpayer. Accordingly, the Company will report as a regular C corporation for tax purposes effective on August 24, 1999.

     Deferred tax assets or liabilities are computed based on the differences between the financial statement and income tax basis of assets and liabilities using the enacted tax rates. The Company records a valuation allowance against deferred tax assets unless it is more likely than not that such assets will be realized in future periods. Deferred income tax expenses or credits are based on changes in the assets or liabilities from period to period.

     The Company has incurred a net operating loss for Federal and state income tax purposes of approximately $200,000 for the interim period from August 24, 1999 to October 31, 1999. The Company has a deferred tax asset at October 31, 1999, which primarily consists of the benefit from the Company's net operating loss of approximately $80,000. The Company has established a valuation allowance equal in amount to the deferred tax asset, as there is uncertainty about the recoverability of the deferred tax asset.

     The Company's year end Federal net operating loss will be subject to review and possible adjustment by the Internal Revenue Service and may be limited in the event of certain cumulative changes in the ownership interests of significant stockholders in excess of 50%.

3.   RELATED PARTY TRANSACTIONS

     LOAN PAYABLE - STOCKHOLDER

     The loan payable to a stockholder of $25,000 at October 31, 1999 is due on demand and bears interest at 10% per annum.

     CONSULTING SERVICES

     During the period ended October 31, 1999, the Company incurred an expense of $5,000 for financial advice and support services provided by a relative of a Director.

4.   LEASE COMMITMENTS

     The Company leases computer equipment under the terms of capital leases which expire at various dates through 2002.

     The future minimum lease payments under the capital lease and the net present value of the future minimum lease payments at October 31, 1999, are as follows:


     PERIOD ENDED OCTOBER 31,                                       Amount

     -----------------------------------------------------------------------
     2000                                                        $   9,375
     2001                                                            8,112
     2002                                                            1,648
     -----------------------------------------------------------------------

     Total minimum lease payments                                   19,135

     Less amount representing interest                               1,959

     -----------------------------------------------------------------------

     Present value minimum lease payment                            17,176

     Less current maturities                                         8,018

     -----------------------------------------------------------------------

     Long-term portion                                           $   9,158
     -----------------------------------------------------------------------
     -----------------------------------------------------------------------


     The Company leases furniture and its office facility under the terms of operating leases which expire during 2000. Rent expense amounted to approximately $4,150 for the period from March 29, 1999 (date of inception) to October 31, 1999.

5.   STOCKHOLDERS' EQUITY

     SERIES A PREFERRED STOCK

     On August 23, 1999, the Company entered into a Securities Purchase Agreement (the "Agreement") for the issuance of Series A Preferred Stock (the "Preferred Stock"). Under the terms of the Agreement, the Company issued 10,417 shares of Preferred Stock together with a warrant to purchase up to 10,417 additional shares of Preferred Stock for an aggregate purchase price of $250,000. The warrant entitles the holder of Preferred Stock the right to purchase an additional of 10,417 shares of Preferred Stock as follows:

          (i)  An initial 5,209 shares at $21.60 per share, and

          (ii) An additional 5,208 shares at $43.20 per share.

     The warrant expires on August 22, 2001 and is subject to certain adjustments as defined in the warrant agreement. The fair value of the warrant was calculated using the Black Scholes pricing model to be $24,579 and was accounted for as a deemed dividend on the preferred stock. The holder of the Preferred Stock has not exercised its purchase warrant as of January 7, 2000.

     The holder of Preferred Stock also received a stock option purchase warrant. Under such warrant, the holder of the Preferred Stock is entitled to purchase one share of common stock of the Company at an exercise price of $.01 per share, for every four shares of common stock issued upon exercise of options granted by the Company to employees, Directors or consultants of the Company pursuant to the Company's 1999 Stock Option Plan.

     The holder of Preferred Stock is entitled to receive cumulative dividends payable at the rate of 8% per annum of the stated value. The shares of Preferred Stock may be converted at any time, at the holder's option, into shares of the Company's common stock. The Preferred Stock initially will be convertible on a share for share basis into common stock, subject to adjustment pursuant to the anti-dilution provisions described in the Agreement. Each share will automatically convert into shares of common stock pursuant to an initial public offering, which meets certain criteria.

     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of the Preferred Stock shall be entitled to receive the greater of (i) the stated value of the Preferred Stock outstanding plus accrued and unpaid dividends, if any, or (ii) the amount the holder would be entitled to receive if the holder had converted such shares of the Preferred Stock into common stock immediately prior to the effectiveness of the event giving rise to such payment, out of the assets of the Company. The Preferred Stock will rank senior in liquidation preference.

     Preferred Stock redemption is mandatory upon the occurrence of a liquidity event (e.g., merger or sale of assets). In the absence of a liquidity event, redemption will be mandatory at the fifth anniversary of investment, at a price equal to the greater of (i) the stated value of Preferred Stock outstanding plus accrued and unpaid dividends, if any, or (ii) the fair market value of the Preferred Stock.

     Except as specified in the Agreement, the shares of Preferred Stock and the common stock shall vote as a single class with each share of Preferred Stock being entitled to a number of votes equal to the number of shares of common stock into which it is then convertible.

     Any time after six months following an initial public offering, holders owing 50% or more of the aggregate of the shares of common stock into which any shares of the Preferred Stock have been (or can be) converted shall have the right to require the Company to prepare and file a registration statement under the Securities Act covering such shares of common stock.

     COMMON STOCK

     The Company and its founding stockholders entered into a Stockholders Agreement on May 14, 1999 providing for certain rights, obligations and restrictions with respect to the sale, transfer, pledge or other disposition of their shares of common stock of the Company.

     TREASURY STOCK TRANSACTION

     On May 14, 1999, a Director agreed to sell to the Company 16,667 shares of common stock at a price of $.01 per share upon his termination. Additionally, such stockholder remained in possession of 4,167 shares of common stock and 4,166 shares of his common stock was cancelled.

     OPTION PLAN

     In October 1999, the Company adopted the 1999 Stock Option/Stock Issuance Plan (the "Plan"). The Plan provides for the issuance of incentive and nonqualified stock options, awards of stock and opportunities to purchase stock. The Plan provides for the granting of options or other stock awards to purchase not more that 18,383 shares of common stock. The Board of Directors will determine the exercise price of the options on the date of grant. No options were granted through October 31, 1999.

     In November 1999, the Company granted to employees the option to purchase 3,960 shares of the Company's common stock at an exercise price of $2.00 per share.

6.   SUBSEQUENT EVENT

     On February 15, 2000, the Company completed a merger with a publicly traded internet corporation (the "Buyer"). Under the terms of the merger, each share of the Company's capital stock issued and outstanding immediately prior to the closing was converted into the right to receive shares of the Buyer's common stock. The Agreement and Plan of Merger includes various earnout and other provisions.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 15, 2000, iTurf Inc. ("iTurf") acquired theSpark.com, Inc. ("Spark") in a transaction that will be accounted for under the purchase method of accounting. The aggregate consideration paid consisted of 1,099,988 shares of iTurf Class A common stock valued at approximately $14.2 million, or $12.9375 per share based on iTurf's closing share price on the business day prior to the announcement of the transaction, and the right to receive additional shares and, under certain circumstances, cash if certain performance goals related to theSpark.com Web site are met in future periods.

The following unaudited condensed consolidated financial information sets forth the consolidated financial position and consolidated results of operations of iTurf and Spark as if the combination was consummated (i) on October 30, 1999 for the unaudited pro forma condensed consolidated balance sheet and (ii) as of the beginning of the earliest period presented in the unaudited pro forma condensed consolidated statement of operations. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment based on future events and future analysis.

The pro forma condensed consolidated balance sheet and statements of operations have been prepared by the management of iTurf. The following unaudited pro forma condensed consolidated information is presented for illustration purposes only. It is not necessarily indicative of the financial position or results of operations which would actually have been reported had the combination been in effect during those periods or which may be reported in the future. The statements should be read in conjunction with iTurf's historical financial statements and notes thereto included in filings with the SEC and Spark's financial statements which have been included elsewhere in this report.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                OCTOBER 30, 1999
                                 (in thousands)


                                                            iTurf         Spark       Pro Forma
                                                          Historical    Historical   Adjustments   Pro Forma

ASSETS

CURRENT ASSETS

  Cash and cash equivalents                              $  19,700      $    53                    $  19,753
  Marketable securities                                     48,482                                    48,482
  Prepaid expenses and other current assets                  4,717          105                        4,822
                                                         ---------------------------------------------------
    Total current assets                                    72,899          158                       73,057

PROPERTY & EQUIPMENT, NET                                    3,067           16                        3,083

INTANGIBLE AND OTHER ASSEST                                 18,672            2        14,178 (a)     33,102
                                                                                          250 (b)
                                                         ---------------------------------------------------
TOTAL ASSETS                                             $  94,638      $   176     $  14,428      $ 109,242
                                                         ===================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES

  Accounts payable and other current liabilities         $   3,728      $    89     $     250 (b)  $   4,067
  Liabilities due affiliates                                                 25                           25
                                                         ---------------------------------------------------
    Total current liabilities                                3,728          114           250          4,092

LONG-TERM LIABILITIES                                                         9                            9

PREFERRED STOCK                                                             250          (250)(a)          -

STOCKHOLDERS' EQUITY (DEFICIT)
  Common Stock - Class A                                        64            1            (1)(a)         75
                                                                                           11 (a)
  Common Stock - Class B                                       125                                       125
  Additional paid-in capital                               116,388          132          (132)(a)    130,608
                                                                                       14,220 (a)

  Investment in common stock of dELiA's Inc.               (17,734)                                  (17,734)
  Retained earnings (deficit)                               (7,933)        (330)          330 (a)     (7,933)
                                                         ---------------------------------------------------
    Total stockholders' equity (deficit)                    90,910         (197)       14,428        105,141

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)     $  94,638      $   176     $  14,428      $ 109,242
                                                         ---------------------------------------------------
                                                         ---------------------------------------------------


See accompanying notes to unaudited pro forma condensed consolidated financial information.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    THIRTY-NINE WEEKS ENDED OCTOBER 30, 1999
                     (in thousands, except per share data)


                                                          Spark          Pro Forma
                                   iTurf  Historical     Historical(i)   Adjustments      Pro Forma

NET REVENUES                        $     10,868        $      139                       $   11,007

COST OF REVENUES                           5,622                                              5,622
                                    ---------------------------------------------------------------

GROSS PROFIT                               5,246               139                            5,385

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES                   15,096               438                           15,534

GOODWILL AMORTIZATION                        690                            2,164 (c)         2,854

INTEREST EXPENSE (INCOME), NET            (2,066)                2             15 (b)        (2,049)
                                    ----------------------------------------------------------------

LOSS BEFORE INCOME TAXES                  (8,474)             (301)        (2,179)          (10,954)

BENEFIT FOR INCOME TAXES                    (161)                                              (161)
                                    ----------------------------------------------------------------
NET LOSS                            $     (8,313)       $     (301)      $ (2,179)       $  (10,793)
                                    ================================================================

BASIC AND DILUTED NET LOSS
PER SHARE                           $      (0.51)                                        $    (0.62)
                                    ================================================================
SHARES USED IN THE
CALCULATION OF BASIC AND
DILUTED NET LOSS PER SHARE                16,368                            1,100 (a)        17,468
                                    ================================================================


See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

I.   ADJUSTMENTS

     (a) To reflect iTurf's purchase of Spark for 1,099,988 shares of its Class A common stock valued at $14.2 million, the related excess of the purchase price paid over the estimated fair value of the net tangible assets of $14.2 million and the elimination the components of Spark preferred stock and stockholders' equity.

     (b) To reflect estimated costs of the acquisition and the related interest effect.

     (c) To reflect the increase in amortization expense resulting from the preliminary purchase price accounting treatment of the acquisition. iTurf amortizes goodwill over five years.

II.  OTHER ITEMS

     (i) The Spark historical information is for the period from March 29, 1999 (date of inception) to October 31, 1999.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 14, 2000               iTurf Inc.

                                     By:    /s/ Stephen I. Kahn
                                            -------------------
                                            Stephen I. Kahn
                                            Chairman of the Board, President and
                                            Chief Executive Officer